UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2022

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

263 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2022, Ocugen, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Underwriter”) pursuant to which the Company agreed to issue and sell 15,973,420 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to the Underwriter at a price of $3.13 per share (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company granted to the Underwriter a 30-day option to purchase up to an additional 2,396,013 shares of Common Stock at a price of $3.13 per share (the “Option Shares”). The offering is expected to close on February 25, 2022, subject to customary closing conditions.

The net proceeds to the Company from the Offering, excluding any exercise by the Underwriter of its 30-day option to purchase any of the Option Shares, are expected to be approximately $49.8 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the proceeds from the Offering for general corporate purposes, capital expenditures, working capital and general and administrative expenses.

The Offering was made pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-254550), which was previously filed with the Securities and Exchange Commission and became automatically effective on March 22, 2021, as supplemented by a prospectus supplement, dated February 22, 2022.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Troutman Pepper Hamilton Sanders LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Common Stock in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

1.1	Underwriting Agreement, dated February 22, 2022, by and between Ocugen, Inc. and Cantor Fitzgerald & Co.
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.
23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2022

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman